Exhibit 99.1

Media Relations:	Investor Relations:
Chris Faust	Brett Maas
FastLane Communications	Hayden IR
973-582-3498	646-536-7331
cfaust@fast-lane.net	brett@haydenir.com

FOR IMMEDIATE RELEASE:

Onstream Media Regains NASDAQ Compliance

Company Has Received Correspondence from NASDAQ Confirming Continued Listing
Following 2008/2009 Annual Shareholder Meeting Held February 27, 2009

POMPANO BEACH, FL – March 3, 2009 – Onstream Media Corporation (NASDAQ: ONSM), an online service provider of live and on-demand internet video, today announced that it received a letter on March 2, 2009 from the NASDAQ Stock Market LLC (“NASDAQ”) stating that the Company was in compliance with all NASDAQ continued listing standards as of that date. Further, the letter stated that NASDAQ had determined to continue the listing of Onstream's securities on the NASDAQ Capital Market.

Pursuant to the Company's receipt of an October 1, 2008 letter from NASDAQ stating that the Company's common stock was subject to delisting since it failed to hold the required annual shareholder meeting by September 30, 2008, the Company attended a November 20, 2008 hearing with the NASDAQ Listing Qualifications Panel (the “Panel”). Pursuant to that hearing, on December 22, 2008, the Panel rendered a decision granting the Company's request that its securities continue to be listed on NASDAQ, provided that it hold its annual shareholder meeting on or before February 28, 2009. The Company held its combined 2008 and 2009 annual shareholder meeting on February 27, 2009 and the March 2, 2009 NASDAQ letter confirmed that this resulted in the Company's compliance with the Panel's December 22 decision.

The Company received a letter from NASDAQ dated January 4, 2008 indicating that the Company's was not in compliance with the Marketplace Rule 4310(c)(4) (the "Rule") as a result of the bid price of Onstream Media Corporation common stock closing below $1.00 per share for the preceding 30 consecutive business days. The letter advised the Company that it had 180 calendar days, or until July 2, 2008, to regain compliance with the rule. On July 3, 2008, the Company received a letter from NASDAQ stating that the Company was not considered compliant with the Rule as of that date, but because the Company met all other initial listing criteria for the NASDAQ Capital Market, it was granted an additional 180 calendar days, or until December 30, 2008, to regain compliance with the Rule. On October 22, 2008, the Company received a letter from NASDAQ stating that NASDAQ had recently suspended enforcement of the bid price listing requirement through January 19, 2009, which on December 19, 2008 was extended to April 20, 2009.  As a result, all companies presently in a bid price compliance period will remain at the same stage of the process they were when the NASDAQ announced the suspension and will not be subject to delisting for that concern, and accordingly the Company will have until at least July 6, 2009 to regain compliance with this requirement. The Company might be considered compliant with the Rule, subject to the NASDAQ staff's discretion, if Onstream’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days before the July 6, 2009 deadline.

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About Onstream Media:
Onstream Media Corporation (NASDAQ: ONSM) is an online service provider of live and on-demand internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user- generated content in combination with social networks and online video classifieds, utilizing Onstream Media’s Auction Video™ (patent pending) technology. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. In fact, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

Select Onstream Media customers include: AAA, AXA Equitable Life Insurance Company, Bonnier Corporation, Dell, Deutsche Bank, Disney, National Press Club, NHL, MGM, PR Newswire, BT Conferencing, Shareholder.com , and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, eBay, FiveAcross/Cisco and Qwest. For more information, visit Onstream Media at www.onstreammedia.com or call 954-917-6655.

Cautionary Note Regarding Forward Looking Statements
Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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